EXHIBIT 11






                       CONSENT OF COOPERS & LYBRAND L.L.P.





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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Post-Effective Amendment No. 52 to the Registration Statement of The Wall Street Fund, Inc., on Form N-1A (File Nos. 2-10822 and 811-515) of our report dated February 20, 1998, on our audit of the financial statements and financial highlights of The Wall Street Fund, Inc. as of December 31, 1997, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997.


     We consent to the reference to our firm under the caption "Financial Highlights" in the prospectus.



Coopers & Lybrand L.L.P.

New York, New York
April 24, 1998